Exhibit 99.1

VENTURE CATALYST INCORPORATED

“VCAT”

Annual Incentive Program

Plan Document

Effective date: July 1, 2003,

as amended on June 28, 2006

VCAT Annual Incentive Program

Compensation Philosophy

VCAT believes that its employees should have the opportunity to share in the success of the organization through competitive compensation programs. VCAT’s compensation packages include competitive base salaries, annual incentive programs (profit sharing plan and bonuses), long-term incentive programs (stock options) and generous benefit plans.

The vision at VCAT is to be the leading provider of consulting services, infrastructure and technology in the gaming and hospitality market. This annual incentive program aims to further the vision of the company.

Annual Incentive Program

The purpose of VCAT’s annual incentive program is to provide eligible employees of VCAT the opportunity to share in the company’s success, to reward employees for achieving and exceeding quantifiable business results or to recognize an individual’s exemplary performance. With this in mind, VCAT has developed a Profit Sharing Plan (“the Plan”) under the annual incentive program. The Plan is in addition to VCAT’s practice of periodically making discretionary bonus payments to employees. It is intended that discretionary cash bonus payments be made to recognize outstanding contributions including but not limited to exceptional performance, significant team achievements, and leadership of successful initiatives.

The Plan was created to align the interests of the shareholders, debt holders and employees of VCAT. The Plan’s focus is on profitability. With this goal in place, the “line of sight” between performance, business results and rewards is increased. The Plan has been designed to offer strong upside potential for exceptional business results.

The following sections provide details about the Plan. The Plan described in this document will require annual written approval by the Compensation Committee of the Board of Directors (the “Committee”) prior the start of each fiscal year that it is effective.

VCAT Profit Sharing Plan

The “Plan Awards”, if earned, will be based on a profit sharing model and will be based on an allocation of a percentage of VCAT’s earnings before taxes (“EBT”) that are above a minimum earnings before taxes target (the “Earnings Target”). The amount the EBT exceeds the Earning Target will be the “Plan EBT”. Prior to the start of each twelve month period beginning on July 1st ending on June 30th, comprising each VCAT fiscal year, (a “Plan Year”), the Committee will (a) review and approve the Plan Award formulas, (b) will establish an Earnings Target and (c) will set an Award Cap percentage (discussed below). Notwithstanding the preceding sentence, for the initial Plan Year the Board of Directors of VCAT will establish the Earnings Target on or prior to July 31, 2003. Individual participant Plan Awards will be calculated based on “Fixed Award” and “Discretionary Award” formulas. The Fixed Award percentages will be determined at the beginning of each fiscal year by the Committee, and will be set forth in written “Award Agreements”. The Discretionary Awards will be determined at the end of each Plan Year by the CEO, President and CFO, subject to approval by the Committee. If the CEO and/or President and/or CFO are to receive Discretionary Awards, then such awards will de determined solely by the Committee.

The Plan Awards will accrue and will be recorded on VCAT’s books as soon as the EBT is above the Earnings Target. The Committee has the sole discretion to make adjustments to the EBT (“Adjusted EBT”) at any time prior to the payment of the Plan Awards, which will be used to calculate the Plan EBT and ultimately the Plan Awards. Adjustments can be made to EBT to take into account, as well as to disregard, any events that the Committee considers extraordinary, including, but not limited to, adjustments to the EBT for amortization expenses. If there are no adjustments made to the EBT then the Plan EBT will be determined using the EBT. If there are adjustments, then the Adjusted EBT will be used to determine the Plan EBT. Final Plan Awards will be calculated based on audited results and will be made within the required payment period (discussed below).

Individual Fixed and Discretionary Plan Awards will be subject to a cap (“Award Cap”), limiting the total cash awards any participant can earn and be paid in any Plan Year. The Award Cap will be a pre-determined percentage of an individual’s base salary in effect at the beginning of the applicable Plan Year. Any Plan Awards that exceed the Award Cap will be deferred to the subsequent year, until paid in full. Deferred Plan Awards will count against the Award Cap for future Plan Years, and will be paid to those Plan participants who then meet the eligibility requirements listed below.

The first Plan Year is the fiscal year ending June 30, 2004 (“Fiscal 2004”). The Plan Award formulas and Award Cap for Fiscal 2004 (and every fiscal year thereafter, until changed by the Board of Directors of VCAT and/or the Committee before a new Plan Year begins), are included as Attachment A.

A summary of the Plan formulas:

Aggregate Plan Awards = Plan EBT x applicable Fixed and Discretionary Award %’s

Individual Fixed Award = Aggregate Awards x individual’s Fixed Award % (subject to Cap)

Aggregate Discretionary Awards = Aggregate Plan Awards less Aggregate Fixed Awards

Individual Discretionary Award = to be determined each Plan Year (subject to Cap)

Using the Plan formulas for fiscal 2004, following are examples of the Plan Award calculations:

		Example 1	Example 2
Earnings before taxes (EBT)		$1,500,000	$4,500,000
Extraordinary gain		(50,000)	(150,000)
Amortization expense		25,000	100,000

Adjusted EBT		1,475,000	4,450,000
Earnings Target		250,000	250,000

Plan EBT		1,225,000	4,200,000

Plan EBT up to $1M		1,000,000	1,000,000
Plan EBT > $1M		225,000	3,200,000
Plan Award Allocation %’s
Plan EBT up to $1M		20%	20%
Plan EBT > $1M		15%	15%
Plan Award Allocation $’s
Plan EBT up to $1M		$200,000	$200,000
Plan EBT > $1M		33,750	480,000

Aggregate Plan Awards		233,750	680,000
Plan Awards as a % of EBT		15.6%	15.1%
Fixed Awards
CEO	40%	$93,500	$272,000
President	20%	46,750	136,000
CFO	10%	23,375	68,000
Discretionary Awards
Discretionary Participants	30%	$70,125	$204,000

Annual Incentive Program Eligibility and Participation

All of the following eligibility requirements must be met in order for an employee to participate in the Plan, subject to VCAT’s discretion to adjust these rules at any time in any lawful manner.

•	All VCAT full-time regular employees are eligible to participate in the Plan, but only those who receive and sign an Award Agreement will be entitled to receive Fixed Awards. A VCAT full-time employee is defined as an employee who works a regular schedule of 30 hours or more per week for each week of employment with VCAT during the Plan Year.

•	Participants must be employed prior to March 31st of the Plan Year to be eligible for an award for that Plan Year.

•	Employees joining VCAT after July 1st of each Plan Year, but prior to March 31st who meet all other requirements will participate in the Plan on a pro-rated basis.

•	Employees are eligible to participate in the Plan beginning as of their first day of employment.

•	Participants must be employed by VCAT on the day of award distribution (including deferred awards) and meet its eligibility requirements on that date, unless otherwise specified in writing under a contractual agreement or severance policy.

•	Employees must maintain acceptable levels of overall performance to be eligible for a Plan Award payment. Eligibility does not guarantee that an employee will receive an award.

•	The Plan under the annual incentive program is not considered to be a promise of continued employment, and employment with the company remains “at will.”

•	If an otherwise eligible employee terminates employment and then resumes employment during the Plan Year, the employee must re-qualify for eligibility in the Plan. Such eligibility will, if offered by the Committee, begin from the date of rehire without credit for prior service.

•	Participation may be pro-rated in the discretion of the Committee for promotions, transfers, and demotions. It is anticipated that Plan Awards, if any, shall be pro-rated for leaves of absence in the following scenario, although the Committee may decide otherwise on a case-by-case basis:

•	Leaves of Absence. Employees who take unpaid leaves of absence during the Plan Year will have their Plan Award adjusted down on a pro-rated basis for the period they were on leave (i.e. if an employee is on leave for 25% of a Plan Year, they will receive 75% of their Plan Award). If this provision is not consistent with State or federal law, such laws will prevail.

Funding and Payment

•	The Plan shall be considered as “self funded” through increases in VCAT’s annual earnings.

•	All Plan Awards shall be subject to usual and customary tax withholdings.

•	All Plan Awards are expected to be paid within 30 days of filing of VCAT’s annual report with the SEC.

Plan Administration

•	VCAT’s CEO, President and CFO shall be the Plan Administrators and have complete discretion to resolve any and all questions of interpretation arising under the Plan, subject to approval of the Committee. The Plan Administrators have the right to adjust, upward or downward to any extent, any Discretionary Plan Awards to any individual, and also have discretion to recommend revised or new Fixed Awards at any time during the Plan Year, subject to the approval of the Committee.

•	The Plan Administrators have the overall responsibility for: (a) reviewing the annual incentive program with the Committee on an annual basis before the start of each fiscal year (b) obtaining the Committee’s approval for the Plan and (c) working with the Committee to set the Earnings Target, Award Cap and formulas for determining the aggregate and individual Plan Awards.

•	With respect to the foregoing and without limiting the generality of the foregoing, the Plan Administrators are responsible for:

•	Recommending appropriate company goals and minimum earnings targets;

•	Establishing the guidelines for funding and payments;

•	Assistance with determining participation and Plan Award levels.

•	Addressing issues of variability, interpretations, and determining changes to make to the Plan under the annual incentive program.

•	Implementation, communication, and administration of the Plan.

•	The CFO is responsible for calculating actual performance on a quarterly and annual basis as well as final review of Plan Awards.

•	The Plan Awards will be calculated in accordance with the criteria established for the Plan, will be subject to any discretionary adjustments that the Plan allows, and will not be awarded automatically.

•	The Committee or the Board of Directors of VCAT may amend or terminate the plan at any time.

Change in Corporate Control

If the Company engages in any transaction or series of transactions in which its stockholders beforehand do not afterward have control over 50% of the surviving company’s voting securities (or VCAT sells substantially all of its assets), then VCAT, the Plan Administrators, and the Committee shall not have the discretion to reduce the aggregate amount of awards accrued under the Plan through the date of the last transaction resulting in the change of control (according to terms and decisions in effect when the first such transaction occurred).

Attachment A

Plan Formulas and Award Cap

Earnings Target for Fiscal 2004 (and every year thereafter until changed):

$250,000

Aggregate Plan Awards Formula for Fiscal 2004 (and every year thereafter until changed):

20% of the Plan EBT up to the first $1 million dollars of Plan EBT

15% of the Plan EBT over $1 million dollars of Plan EBT.

Fixed Award Formulas for Fiscal 2004 (and every year thereafter until changed):

Don Speer (Chairman of the Board)	40% of the Aggregate Plan Awards

Greg Shay (CEO and President)	20% of the Aggregate Plan Awards

Kevin McIntosh (CFO)	10% of the Aggregate Plan Awards

Award Cap:

75% of the each eligible participant’s base salary at the beginning of the applicable Plan Year.